Oppenheimer Global Multi-Asset Growth Fund
N-SAR Exhibit – Item 77Q1

A copy of the Fund’s Investment Advisory Agreement follows:

Pre-Effective Amendment No. 1 to the Registration Statement of Oppenheimer Global Multi-Asset Growth Fund, (the “Registrant”), filed with the Securities and Exchange Commission on July 13, 2015 (Accession Number 0000728889-15-000844), includes the following materials, which are hereby incorporated by reference in response to Item 77Q of the Registrant’s Form N-SAR:

1.	Investment Advisory Agreement dated May 19, 2015;

2.	Investment Subadvisory Agreement dated May 19, 2015;

3.	Investment Sub-Subadvisory Agreement dated May 19, 2015; and

4.	Investment Sub-Subadvisory Agreement dated May 19, 2015.

OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND
INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of the 19th day of May, 2015, by and between OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND (the “Fund”), and OFI GLOBAL ASSET MANAGEMENT, INC. (“OFI GLOBAL”).

WHEREAS, the Fund is an open-end, diversified management investment company registered as such with the Securities and Exchange Commission (the “Commission”) pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”), and OFI GLOBAL is a registered investment adviser;

NOW, THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, it is agreed by and between the parties, as follows:

1.           General Provision.

The Fund hereby employs OFI GLOBAL and OFI GLOBAL hereby undertakes to act as the investment adviser of the Fund and to perform for the Fund such other duties and functions as are hereinafter set forth. OFI GLOBAL shall, in all matters, give to the Fund and its Board of Trustees the benefit of its best judgment, effort, advice and recommendations and shall, at all times conform to, and use its best efforts to enable the Fund to conform to (i) the provisions of the Investment Company Act and any rules or regulations thereunder; (ii) any other applicable provisions of state or federal law; (iii) the provisions of the Declaration of Trust and By-Laws of the Fund as amended from time to time; (iv) policies and determinations of the Board of Trustees of the Fund; (v) the fundamental policies and investment restrictions of the Fund as reflected in its registration statement under the Investment Company Act or as such policies may, from time to time, be amended by the Fund's shareholders; and (vi) the Prospectus and Statement of Additional Information of the Fund in effect from time to time. The appropriate officers and employees of OFI GLOBAL shall be available upon reasonable notice for consultation with any of the Trustees and officers of the Fund with respect to any matters dealing with the business and affairs of the Fund including the valuation of any of the Fund's portfolio securities which are either not registered for public sale or not being traded on any securities market.

2.           Investment Management.

(a) OFI GLOBAL shall, subject to the direction and control by the Fund’s Board of Trustees, (i) regularly provide investment advice and recommendations to the Fund with respect to its investments, investment policies and the purchase and sale of securities; (ii) supervise continuously the investment program of the Fund and the composition of its portfolio and determine what securities shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph “7” hereof, for the purchase of securities and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.

(b) Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of this Agreement and subject to the provisions of paragraph “7” hereof, OFI GLOBAL may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services.

(c) To the extent permitted by applicable law, OFI GLOBAL may, from time to time in its sole discretion, appoint one or more sub-advisers, including, without limitation, affiliates of OFI GLOBAL, to perform investment advisory services with respect to the Fund and may, in its sole discretion, terminate any or all such sub-advisers at any time to the extent permitted by applicable law.

(d) Provided that nothing herein shall be deemed to protect OFI GLOBAL from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under the Agreement, OFI GLOBAL shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

(e) Nothing in this Agreement shall prevent OFI GLOBAL or any officer thereof from acting as investment adviser for any other person, firm or corporation and shall not in any way limit or restrict OFI GLOBAL or any of its directors, officers or employees from buying, selling or trading any securities for its own account or for the account of others for whom it or they may be acting, provided that such activities will not adversely affect or otherwise impair the performance by OFI GLOBAL of its duties and obligations under this Agreement and under the Investment Advisers Act of 1940.

3.           Other Duties of OFI GLOBAL.

OFI GLOBAL shall, at its own expense, provide and supervise the activities of all administrative and clerical personnel as shall be required to provide effective corporate administration for the Fund, including (i) the compilation and maintenance of such records with respect to its operations as may reasonably be required; (ii) the preparation and filing of such reports with respect thereto as shall be required by the Commission; (iii) the composition of periodic reports with respect to its operations for the shareholders of the Fund; (iv) the composition of proxy materials for meetings of the Fund's shareholders and (v) the composition of such registration statements as may be required by Federal securities laws for continuous public sale of shares of the Fund. OFI GLOBAL shall, at its own cost and expense, also provide the Fund with adequate office space, facilities and equipment.

4.           Allocation of Expenses.

All other costs and expenses not expressly assumed by OFI GLOBAL under this Agreement, or to be paid by the General Distributor of the shares of the Fund, shall be paid by the Fund, including, but not limited to (i) interest and taxes; (ii) brokerage commissions; (iii) premiums for fidelity and other insurance coverage requisite to its operations; (iv) the fees and expenses of its Trustees; (v) legal and audit expenses; (vi) custodian and transfer agent fees and expenses; (vii) expenses incident to the redemption of its shares; (viii) expenses incident to the issuance of its shares against payment therefor by or on behalf of the subscribers thereto; (ix) fees and expenses, other than as hereinabove provided, incident to the registration for public sale under federal securities laws or the laws of any state, the District of Columbia, territory, commonwealth or possession of the United States, or any foreign country; (x) expenses of printing and mailing reports, notices and proxy materials to shareholders of the Fund; (xi) except as noted above, all other expenses incidental to holding meetings of the Fund's shareholders; and (xii) such extraordinary non-recurring expenses as may arise, including litigation affecting the Fund and any obligation which the Fund may have to indemnify its officers and Trustees with respect thereto. Any officers or employees of OFI GLOBAL or any entity controlling, controlled by or under common control with OFI GLOBAL, who may also serve as officers, Trustees or employees of the Fund shall not receive any compensation from the Fund for their services.

5.           Compensation of OFI GLOBAL.

The Fund agrees to pay OFI GLOBAL and OFI GLOBAL agrees to accept as full compensation for the performance of all functions and duties on its part to be performed pursuant to the provisions hereof, a management fee payable monthly and calculated on the daily net assets of the Fund at an annual rate that declines on additional assets as the Fund grows:

0.75% of the first $500 million of average annual net assets;
0.70% of the next $500 million of average annual net assets;
0.65% of the next $4 billion of average annual net assets;
0.60% of average annual net assets in excess of $5 billion.

6.           Use of Name “Oppenheimer.”

OFI GLOBAL hereby grants to the Fund a royalty-free, non-exclusive license to use the name “Oppenheimer” in the name of the Fund for the duration of this Agreement and any extensions or renewals thereof. Such license may, upon termination of this Agreement, be terminated by OFI GLOBAL, in which event the Fund shall promptly take whatever action may be necessary to change its name and discontinue any further use of the name “Oppenheimer” in the name of the Fund or otherwise. The name “Oppenheimer” may be used or licensed by OFI GLOBAL in connection with any of its activities or licensed by OFI GLOBAL to any other party.

7.           Portfolio Transactions and Brokerage.

(a) OFI GLOBAL is authorized, in arranging the Fund’s portfolio transactions, to employ or deal with such members of securities or commodities exchanges, brokers or dealers, including “affiliated” broker dealers (as that term is defined in the Investment Company Act) (hereinafter “broker-dealers”), as may, in its best judgment, implement the policy of the Fund to obtain, at reasonable expense, the “best execution” (prompt and reliable execution at the most favorable security price obtainable) of the Fund's portfolio transactions as well as to obtain, consistent with the provisions of subparagraph “(c)” of this paragraph “7,” the benefit of such investment information or research as may be of significant assistance to the performance by OFI GLOBAL of its investment management functions.

(b) OFI GLOBAL shall select broker-dealers to effect the Fund’s portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by OFI GLOBAL on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(c) OFI GLOBAL shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e)(3) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which OFI GLOBAL and its affiliates exercise “investment discretion” (as that term is defined in Section 3(a)(35) of the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if OFI GLOBAL determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of OFI GLOBAL and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, OFI GLOBAL will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, OFI GLOBAL shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's trustees were reasonable in relation to the benefits to the Fund.

(d) OFI GLOBAL shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or “posted” commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of this paragraph “7.”

(e) The Fund recognizes that an affiliated broker-dealer (i) may act as one of the Fund’s regular brokers so long as it is lawful for it so to act; (ii) may be a major recipient of brokerage commissions paid by the Fund; and (iii) may effect portfolio transactions for the Fund only if the commissions, fees or other remuneration received or to be received by it are determined in accordance with procedures contemplated by any rule, regulation or order adopted under the Investment Company Act for determining the permissible level of such commissions.

8.           Duration.

This Agreement will take effect on the date first set forth above. Unless earlier terminated pursuant to paragraph 9 hereof, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter will continue in effect from year to year, so long as such continuance shall be approved at least annually by the Fund’s Board of Trustees, including the vote of the majority of the trustees of the Fund who are not parties to this Agreement or “interested persons” (as defined in the Investment Company Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, or by the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Fund and by such a vote of the Fund's Board of Trustees.

9.           Termination.

This Agreement may be terminated (i) by OFI GLOBAL at any time without penalty upon giving the Fund sixty days’ written notice (which notice may be waived by the Fund); or (ii) by the Fund at any time without penalty upon sixty days’ written notice to OFI GLOBAL (which notice may be waived by OFI GLOBAL) provided that such termination by the Fund shall be directed or approved by the vote of a majority of all of the Trustees of the Fund then in office or by the vote of the holders of a “majority” (as defined in the Investment Company Act) of the outstanding voting securities of the Fund.

10.           Assignment or Amendment.

This Agreement may not be amended without the affirmative vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purposes of voting on such approval and, where required by the Investment Company Act, by a vote or written consent of a “majority” of the outstanding voting securities of the Fund, and shall automatically and immediately terminate in the event of its “assignment,” as defined in the Investment Company Act.

11.           Disclaimer of Shareholder Liability.

OFI GLOBAL understands that the obligations of the Fund under this Agreement are not binding upon any Trustee or shareholder of the Fund personally, but bind only the Fund and the Fund’s property. OFI GLOBAL represents that it has notice of the provisions of the Declaration of Trust of the Fund disclaiming shareholder liability for acts or obligations of the Fund.

12.           Definitions.

The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the Investment Company Act.

OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND

By:           _/s/ Arthur S. Gabinet___________________
Arthur S. Gabinet
Secretary and Chief Legal Officer

OFI GLOBAL ASSET MANAGEMENT, INC.

By:           _/s/ Lisa I. Bloomberg_________________
Lisa I. Bloomberg
Senior Vice President

INVESTMENT SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into as of the 19th day of May 2015 between  OFI Global Asset Management, Inc., a Delaware corporation (the “Adviser”), and OppenheimerFunds, Inc., a Colorado corporation (the “SubAdviser”)

W I T N E S S E T H:

WHEREAS, OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND (the “Fund”) is registered with the Securities and Exchange Commission (the “SEC”) as an open-end management investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Adviser is registered with the U.S. Securities and Exchange Commission (“SEC”) as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”) and is engaged in the business of rendering investment advice;

WHEREAS, the Adviser has, pursuant to an Advisory Agreement with the Fund dated as of May 19, 2015 (the “Advisory Agreement”) been retained to act as investment adviser for the Fund;

WHEREAS, pursuant to the Advisory Agreement and subject to the supervision of the Board of Trustees, the Adviser shall administer the Fund's business affairs and, in connection therewith, shall furnish the Fund with office facilities and with clerical, bookkeeping and recordkeeping services at such office facilities, as needed.  The Adviser shall supervise continuously the investment program of the Fund.

WHEREAS, the Adviser (or a SubAdviser under the Adviser’s supervision) shall manage the investment operations of the Fund and the composition of the Fund's portfolio, including the purchase, retention and disposition thereof, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Fund's registration statement;

WHEREAS, the Advisory Agreement permits the Adviser to delegate certain of its duties under the Advisory Agreement subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser is registered with the SEC as an investment adviser under the Advisers Act, is engaged in the business of rendering investment advice; and

WHEREAS, the Adviser desires to retain SubAdviser to assist it in the provision of a continuous investment program for the Fund's assets, and SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.           Appointment as SubAdviser.  The Adviser hereby retains the SubAdviser to act as SubAdviser of the Fund to provide investment advice to the Fund as hereinafter set forth, subject to the supervision of the Adviser and the Board of Trustees of the Fund and subject to the terms of this Agreement; and the SubAdviser hereby accepts such employment.

2.           Duties of SubAdviser.

(a)           Investments.  The SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus, summary prospectus and/or statement of additional information, in each case as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the “Prospectus”) and subject to the directions and continuous oversight of the Adviser and the Fund’s Board of Trustees, to (i) regularly provide investment advice and recommendations to the Fund with respect to the Fund’s investments, investment policies and the purchase and sale of securities and other investments; (ii) supervise continuously  the investment program of the Fund and the composition of its portfolio and determine what securities and other investments shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraphs (c) and (d) below, for the purchase of securities, and other investments for the Fund and the sale of securities and other investments held in the portfolio of the Fund.  The Adviser agrees to provide the SubAdviser with such assistance as may be reasonably requested by the SubAdviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its assets available, or to become available, for investment and generally as to the conditions of the Fund or the Fund’s affairs.

Provided that the Fund shall not be required to pay any compensation for services under this Agreement other than as provided by the terms of the Agreement and subject to the provisions of part (c) of paragraph 2 hereof, the SubAdviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services including entering into sub-advisory agreements with other affiliated or unaffiliated registered investment advisors to perform investment advisory services with respect to the Fund, and to terminate any such sub-advisory agreements at any time to the extent permitted by law.

(b)           Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the SubAdviser shall act in conformity with the Fund's Declaration of Trust, By-Laws, procedures and policies adopted by the Board of the Fund and/or by the Adviser and the Prospectus and with the instructions and directions received in writing from the Adviser or the Board of Trustees of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the “Code”), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a “regulated investment company” as defined in Subchapter M of the Code. Notwithstanding the foregoing, the Adviser shall, subject to the SubAdviser’s compliance with its obligations, remain responsible for the Fund’s overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.

(c)      Brokerage.

 (i) the Adviser and the SubAdviser are authorized,  in arranging the Fund's  portfolio  transactions,  to employ or deal with such members of securities or commodities  exchanges,  brokers or dealers,  including  "affiliated" broker dealers (as that term is defined in the Investment Company Act) (hereinafter  "broker-dealers"), as may, in their best judgment, implement the policy of the Fund to obtain, at reasonable  expense,  the "best execution"  (prompt and reliable  execution at the most  favorable  security  price  obtainable)  of the Fund's  portfolio  transactions  as well as to obtain, consistent with the provisions of part (c) (iii) of section 2 of this Agreement, the benefit of such  investment  information or research as may be of significant  assistance to the performance by the SubAdviser of its investment management functions.

(ii) the SubAdviser shall select broker-dealers to effect the Fund's portfolio transactions on the basis of its estimate of their ability to obtain best execution of particular and related portfolio transactions. The abilities of a broker-dealer to obtain best execution of particular portfolio transaction(s) will be judged by the SubAdviser on the basis of all relevant factors and considerations including, insofar as feasible, the execution capabilities required by the transaction or transactions; the ability and willingness of the broker-dealer to facilitate the Fund's portfolio transactions by participating therein for its own account; the importance to the Fund of speed, efficiency or confidentiality; the broker-dealer's apparent familiarity with sources from or to whom particular securities might be purchased or sold; as well as any other matters relevant to the selection of a broker-dealer for particular and related transactions of the Fund.

(iii) the SubAdviser shall have discretion, in the interests of the Fund, to allocate brokerage on the Fund's portfolio transactions to broker-dealers other than affiliated broker-dealers, qualified to obtain best execution of such transactions who provide brokerage and/or research services (as such services are defined in Section 28(e) of the Securities Exchange Act of 1934) for the Fund and/or other accounts for which the SubAdviser and its affiliates exercise "investment discretion" (as that term is defined in the Securities Exchange Act of 1934) and to cause the Fund to pay such broker-dealers a commission for effecting a portfolio transaction for the Fund that is in excess of the amount of commission another broker-dealer adequately qualified to effect such transaction would have charged for effecting that transaction, if the SubAdviser determines, in good faith, that such commission is reasonable in relation to the value of the brokerage and/or research services provided by such broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of the SubAdviser and its investment advisory affiliates with respect to the accounts as to which they exercise investment discretion. In reaching such determination, the SubAdviser will not be required to place or attempt to place a specific dollar value on the brokerage and/or research services provided or being provided by such broker-dealer. In demonstrating that such determinations were made in good faith, the SubAdviser shall be prepared to show that all commissions were allocated for the purposes contemplated by this Agreement and that the total commissions paid by the Fund over a representative period selected by the Fund's  Board of Trustees were reasonable in relation to the benefits to the Fund.

(iv) The SubAdviser shall have no duty or obligation to seek advance competitive bidding for the most favorable commission rate applicable to any particular portfolio transactions or to select any broker-dealer on the basis of its purported or "posted" commission rate but will, to the best of its ability, endeavor to be aware of the current level of the charges of eligible broker-dealers and to minimize the expense incurred by the Fund for effecting its portfolio transactions to the extent consistent with the interests and policies of the Fund as established by the determinations of its Board of Trustees and the provisions of section 2 (c) of this Agreement."

(d)           Books and Records.  The SubAdviser shall maintain separate detailed records of all matters pertaining to the Fund (the “Fund’s Records”), including, without limitation, brokerage and other records of all securities transactions. The SubAdviser acknowledges that the Fund’s Records are property of the Fund. The Fund's Records shall be available to the Fund, the Adviser, the SubAdviser and their respective agents at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to the Adviser during any day that the Fund is open for business.

(e)           Information Concerning the Fund and SubAdviser.  From time to time as the Adviser or the Fund may request, the SubAdviser will furnish the requesting party information and reports on portfolio transactions and reports on Fund assets held in the portfolio, all in such detail, form and frequency as the Adviser or the Fund may reasonably request.

The SubAdviser will also provide the Adviser with notice and analysis of events that may affect or relate to the valuation of the Fund’s portfolio.

(f)           Custody Arrangements.  The SubAdviser shall on each business day provide the Adviser, the Fund and the Fund’s custodian(s) with such information as the Adviser, the Fund and the Fund’s custodian(s) may reasonably request relating to all transactions and portfolio holdings of the Fund.

4.           Expenses.  During the term of this Agreement, SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.  Provided that the Fund shall not be required to pay any compensation other than as provided by the terms of the Advisory Agreement, the SubAdviser may obtain investment information, research or assistance from any other person, firm or corporation to supplement, update or otherwise improve its investment management services. Except as otherwise provided in this Agreement or by law, the SubAdviser shall not be responsible for the Fund's or Adviser’s expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the SubAdviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, Prospectuses, stock certificates and distribution of dividends; charges of the Fund’s custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the SEC; expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Fund’s portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.

5.           Compensation.  For the services provided and the expenses assumed with respect to the Fund pursuant to this Agreement, the SubAdviser will be entitled to the fee set forth for the Fund on Exhibit A (“Sub Advisory Fee”).  The Sub Advisory Fee will be calculated as described in Exhibit A.

6.           Representations and Warranties of SubAdviser.  The SubAdviser represents and warrants to the Adviser and the Fund as follows:

(a)           The SubAdviser is registered with the SEC as an investment adviser under the Advisers Act;

(b)           The SubAdviser is or will be registered as a Commodity Trading Advisor (“CTA”) and a Commodity Pool Operator (“CPO”) under the Commodity Exchange Act (the “CEA”) with the Commodity Futures Trading Commission (the “CFTC”) and the National Futures Association (“NFA”), or is not required to register pursuant to an applicable exemption;

(c)           The SubAdviser is a corporation duly organized and properly registered and operating under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

(e)           The Form ADV of the SubAdviser previously provided to the Adviser and all amendments to the SubAdviser’s Form ADV to be provided to Adviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7.           Representations and Warranties of Adviser.  The Adviser represents and warrants to the SubAdviser as follows:

(a)           The Adviser is registered with the SEC as an investment adviser under the Advisers Act;

(b)           The Adviser is or will be registered as a CTA and a CPO under the CEA with the CFTC and the NFA or is not required to register pursuant to an applicable exemption;

(c)           The Adviser is a corporation duly organized and validly existing under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the Adviser of this Agreement are within the Adviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Adviser for the execution, delivery and performance by the Adviser of this Agreement, and the execution, delivery and performance by the Adviser of this Agreement do not contravene or constitute a default under (i) any provision of  applicable law, rule or regulation, (ii) the Adviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Adviser;

(e)           The Adviser acknowledges that it received a copy of the SubAdviser's Form ADV prior to the execution of this Agreement;

(f)           The Adviser and the Fund have duly entered into the Advisory Agreement pursuant to which the Fund authorized the Adviser to enter into this Agreement; and

(g)           The Adviser will take such steps as are necessary to ensure that the Fund’s shares are duly authorized and registered for sale to the extent that such shares are offered for sale.

8.           Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the SubAdviser and the Adviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement.  The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the SubAdviser shall promptly update all information and documents which the SubAdviser is required to provide to the Adviser hereunder.

9.           Liability. The SubAdviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  Provided that nothing herein shall be deemed to protect the SubAdviser from willful misfeasance, bad faith or gross negligence in the performance of its duties, or reckless disregard of its obligations and duties under this Agreement, the SubAdviser shall not be liable for any loss sustained by reason of good faith errors or omissions in connection with any matters to which this Agreement relates.

10.           Duration and Termination.

(a)           Duration.  This Agreement will take effect on the date first set forth above. Unless sooner terminated, this Agreement shall remain in effect until one year from the date first set forth above, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund (as defined in the 1940 Act); provided that in either event its continuance also is approved by a majority of the Fund's Board of Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)           By vote of a majority of the Fund's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the Adviser, in each case, upon at least 60 days' written notice to the SubAdviser;

(ii)  By the non-defaulting party immediately upon receipt of written notice from the non-defaulting party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

(iii)  By the SubAdviser upon at least 60 days’ written notice to the Adviser and the Fund.

The notice provided for in (i) and (iii) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.

(c)  Transactions in Progress Upon Termination.  The Adviser and SubAdviser will cooperate with each other to ensure that portfolio securities or other transactions in progress at the date of termination of this Agreement shall be completed by the SubAdviser in accordance with the terms of such transactions, and to this end the SubAdviser shall provide the Adviser with all necessary information and documentation to secure the implementation thereof.

11.           Duties of the Adviser.  The Adviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the Advisory Agreement and shall oversee and review the SubAdviser’s performance of its duties under this Agreement.

12.           Amendment.  This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Fund’s Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act), and b) the vote of a majority of the Fund’s Board of  Trustees who are not “interested persons” of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

13.           Confidentiality.  Subject to the duties of the SubAdviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the SubAdviser shall treat as confidential all information pertaining to the Fund and the actions of the SubAdviser, the Adviser and the Fund in respect thereof.

14.           Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(a)	If to the SubAdviser:

OppenheimerFunds, Inc.
225 Liberty Street
New York, NY 10281-1008
Attn: Chief Legal Officer
Facsimile:  (212) 323-4070

(b)           If to the Adviser:

OFI Global Asset Management, Inc.
225 Liberty Street
New York, NY 10281-1008
Attn: General Counsel and Chief Legal Officer
Facsimile:  (212) 323-4070

Such notice shall be deemed effective when provided in accordance with this section 14.

15.           Jurisdiction.  This Agreement shall be governed by and construed consistent with the Advisory Agreement and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

16.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

17.           Certain Definitions.  The terms and provisions of this Agreement shall be interpreted and defined in a manner consistent with the provisions and definitions of the 1940 Act.

18.           Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

19.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

20.           Survival.  The provisions of Sections 2(e), 8, 9, 10(c), 13, and 14 will survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

ADVISER:
OFI GLOBAL ASSET MANAGEMENT, INC.

By:_/s/ Lisa Bloomberg__________________
Lisa Bloomberg
Senior Vice President

SUBADVISER:
OPPENHEIMERFUNDS, INC.

By:_/s/ Arthur S. Gabinet________________
Arthur S. Gabinet
Chief Legal Officer

EXHIBIT A TO
SUBADVISORY AGREEMENT

SubAdvisory Fee

The Adviser will pay the SubAdviser a SubAdvisory Fee calculated in the same manner as the investment management fee paid by the Fund to the Adviser under the Advisory Agreement, which SubAdvisory Fee shall not exceed 90% of the investment management fee collected by the Adviser from the Fund, and which shall be calculated after any investment management fee waivers (i) required by the Fund’s Board of Trustees or (ii) voluntarily agreed to by both the Adviser and the SubAdviser.

SUB-SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this 19th day of May 2015 among OppenheimerFunds, Inc., a Colorado corporation (the "SubAdviser"), and Cornerstone Real Estate Advisers LLC, a Delaware limited liability company (the "Sub-SubAdviser")

W I T N E S S E T H:

WHEREAS, OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND (the "Fund") is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Fund has appointed OFI Global Asset Management, Inc. (the "Adviser") as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

WHEREAS, the Adviser, SubAdviser and Sub-SubAdviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and are engaged in the business of rendering investment advice;

WHEREAS, the SubAdviser has, pursuant to a Subadvisory Agreement with the Adviser dated as of May 19, 2015 (the "SubAdvisory Agreement") been retained to act as investment adviser for the Fund;

WHEREAS, the SubAdvisory Agreement permits the SubAdviser, at its option, subject to approval by the Fund's Board of Trustees and, to the extent necessary, shareholders of the Fund, to delegate certain of its duties under the SubAdvisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser desires to retain Sub-SubAdviser to assist it in the provision of a continuous investment program for that portion, or all, of the Fund's assets that the SubAdviser and or the Adviser shall allocate to the Sub-SubAdviser from time to time, and Sub-SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.           Appointment as Sub-SubAdviser.  The SubAdviser hereby retains the Sub-SubAdviser to act as sub-subadviser for and manage that portion, or all, of the Fund's assets that the SubAdviser and or the Adviser shall allocate to the Sub-SubAdviser from time to time (the "Allocated Assets") and to provide investment advice to the Fund with the respect to the Allocated Assets as hereinafter set forth, subject to the supervision of the Adviser, SubAdviser and the Board of Trustees of the Fund and subject to the terms of this Agreement; and the Sub-SubAdviser hereby accepts such employment.

2.           Duties of Sub-SubAdviser.

(a)           Investments.  The Sub-SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the SubAdviser, the Adviser and the Fund's Board of Trustees, to (i) regularly provide investment advice and recommendations to the Fund with respect to the Allocated Assets, investment policies and the purchase and sale of securities and other investments; (ii) supervise and monitor the investment program of the Allocated Assets and the composition of its portfolio to determine what securities and other investments shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph (d) below, for the purchase of securities and other investments for the Allocated Assets and the sale of securities and other investments held in the portfolio of the Allocated Assets.  The SubAdviser agrees to provide the Sub-SubAdviser with such assistance as may be reasonably requested by the Sub-SubAdviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund or the Fund's affairs.

(b)           Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the Sub-SubAdviser shall act in conformity with the Fund's Declaration of Trust, By-Laws, procedures and policies adopted by the Board of the Fund and/or by the Adviser and/or SubAdviser and the Prospectus and with the instructions and directions received in writing from the Adviser, SubAdviser or the Trustees of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a "regulated investment company" as defined in Subchapter M of the Code (which currently requires that, at the close of each quarter of the taxable year, (A) at least 50 percent of the value of the Fund's total assets is represented by (i) cash and cash items [including receivables], government securities and securities of other regulated investment companies, and (ii) other securities for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the Fund and to not more than 10 percent of the outstanding voting securities of such issuer, and (B) not more than 25 percent of the value of its total assets is invested in the securities other than government securities or the securities of other regulated investment companies of any one issuer).  Notwithstanding the foregoing, the Adviser shall, subject to the Sub-SubAdviser's compliance with its obligations with respect to the Allocated Assets, remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.  The Adviser and/or SubAdviser will provide the Sub-SubAdviser with a copy of those portions of the minutes of the meetings of the Board of Trustees of the Fund to the extent they may materially affect the duties of the Sub-SubAdviser, and with the copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-SubAdviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser and/or SubAdviser will provide the Sub-SubAdviser with advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus or in any procedures and policies adopted by the Board of the Fund and/or the Adviser and/or SubAdviser, and the Sub-SubAdviser shall, in the performance of its duties and obligations under this Agreement, manage the Allocated Assets in compliance with such changes, provided the Sub-SubAdviser has received prompt notice of the effectiveness of such changes from the Fund or the Adviser and/or SubAdviser.  In addition to such notice, the SubAdviser shall provide to the Sub-SubAdviser a copy of a modified Prospectus reflecting such changes.  The SubAdviser acknowledges and agrees that, provided that the Sub-SubAdviser has provided the SubAdviser with complete, accurate and timely information regarding the Sub-SubAdviser's activities relating to the Fund, the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Sub-SubAdviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Sub-SubAdviser to the Fund or to the SubAdviser specifically for inclusion in the Prospectus, or information which was provided to the Sub-SubAdviser to review and which Sub-SubAdviser approved as to the accuracy of such information or if the Sub-SubAdviser does not promptly respond will be deemed to have approved the accuracy of such information as described below.  The Sub-SubAdviser hereby agrees to provide to the SubAdviser in a timely manner such information relating to the Sub-SubAdviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus or in the Fund's registration statement on Form N-1A.  The Sub-SubAdviser shall have seven (7) business days to review all disclosure about the Fund and the Sub-SubAdviser contained in the Fund's Prospectus and Statement of Additional Information and certain advertisements for accuracy and shall approve or disapprove of such disclosure within seven (7) business days of receiving such disclosure.  After the expiration of seven (7) business days, the SubAdviser shall provide the Sub-SubAdviser an additional five (5) business days to respond, such additional five (5) business days to commence upon written notice from the SubAdviser.  The Sub-SubAdviser's failure to respond within such time shall be deemed to constitute Sub-SubAdviser's approval of such disclosure.

(c)           Voting of Proxies.  Absent specific written instructions to the contrary provided to the Sub-SubAdviser by the SubAdviser, the Sub-SubAdviser shall vote, either in person or by proxy, all securities in which the Allocated Assets may be invested from time to time in accordance with the Fund's proxy voting procedures.

(d)           Brokerage.  The Sub-SubAdviser is authorized, subject to the supervision of the Adviser, SubAdviser and the Fund's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Allocated Asset's portfolio securities with or through, such persons, brokers (including, to the extent permitted by applicable law and by the Fund, the Adviser or the SubAdviser, any broker affiliated with the Sub-SubAdviser) or dealers ("brokers") as Sub-SubAdviser may elect and negotiate commissions to be paid on such transactions.

Upon obtaining consent of the Adviser, SubAdviser or the Fund's Board of Trustees, the Sub-SubAdviser may effect the purchase and sale of securities in private transactions on such terms and conditions as shall be approved by the Adviser or SubAdviser.

The Sub-SubAdviser shall place orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Sub-SubAdviser.  In the selection of such brokers or dealers and the placing of such orders, the Sub-SubAdviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Sub-SubAdviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions.  Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the SubAdviser and the Sub-SubAdviser, the Sub-SubAdviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Sub-SubAdviser an amount of commission for effecting the Allocated Asset's investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Sub-SubAdviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Sub-SubAdviser with respect to the accounts as to which it exercises investment discretion.  It is recognized that the services provided by such brokers may be useful to the Sub-SubAdviser in connection with the Sub-SubAdviser's services to other clients.

On occasions when the Sub-SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Allocated Assets as well as other clients of the Sub-SubAdviser, the Sub-SubAdviser, to the extent permitted by applicable laws and regulations and subject to the allocation procedures approved by the Fund's Board or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-SubAdviser in accordance with the procedures approved by the Trustees, the Adviser or the SubAdviser, which currently require unfulfilled allocations to be filled first followed by pro-rata allocations based on the size of the client's portfolio.

(e)           Securities Transactions.  The Sub-SubAdviser and any affiliated person of the Sub-SubAdviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Sub-SubAdviser or any affiliated person of the Sub-SubAdviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder and is permitted by the procedures adopted by the Fund.

         The Sub-SubAdviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Sub-SubAdviser's and the Fund's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least a quarterly basis, the Sub-SubAdviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the SubAdviser that the Sub-SubAdviser and its Access Persons have complied with the Sub-SubAdviser's and the Fund's Code of Ethics with respect to the Allocated Assets or (ii) identifying any violations which have occurred with respect to the Allocated Assets.

(f)           Books and Records.  The Sub-SubAdviser shall maintain separate detailed records of all matters pertaining to the Allocated Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Sub-SubAdviser acknowledges that the Fund's Records are property of the Fund. The Fund's Records shall be available to the Fund, the Adviser, or the SubAdviser and their respective agents at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to each during any day that the Fund is open for business.

(g)           Information Concerning the Allocated Assets and Sub-SubAdviser.  From time to time as the Adviser, SubAdviser or the Fund may request, the Sub-SubAdviser will furnish the requesting party information and reports on portfolio transactions and reports on the Allocated Assets held in the portfolio, all in such detail, form and frequency as the Adviser, SubAdviser or the Fund may reasonably request.

The Sub-SubAdviser will (i) make appropriate persons, including the Fund's portfolio manager(s), available for the purpose of reviewing with representatives of the Adviser, SubAdviser and/or the Fund's Board of Trustees on a regular basis the management of the Allocated Assets, including, without limitation, review of the general investment strategy of the Fund, economic considerations and general conditions affecting the marketplace; (ii) on a continuing basis, (A) provide the distributor of the Fund (the "Distributor") with assistance in the distribution and marketing of the Fund in such amount and form as the Fund's distributor may reasonably request from time to time, and (B) upon reasonable notice from the Fund's distributor, use reasonable efforts to cause the portfolio manager or other person who manages or is responsible for overseeing the management of the Allocated Assets (the "Portfolio Manager") to provide marketing and distribution assistance to the Distributor, including, without limitation, conference calls, meetings and road trips, provided that each portfolio manager shall not be required to devote more than 10% of his or her time to such marketing and distribution activity (in this regard, the SubAdviser undertakes to reimburse the Sub-SubAdviser for its reasonable out-of-pocket expenses, provided that, such expenses are related to a request for marketing or distribution assistance by a duly authorized employee of the Adviser or SubAdviser); (iii) use reasonable efforts (A) to retain the services of the Portfolio Manager who manages the Allocated Assets, from time to time or (B) to promptly obtain the services of a Portfolio Manager acceptable to the Adviser or SubAdviser if the services of the Portfolio Manager are no longer available to the Sub-SubAdviser; (iv) from time to time, assure that each Portfolio Manager is acceptable to the Adviser or SubAdviser; (v) obtain the written approval of the Adviser or SubAdviser prior to designating a new Portfolio Manager; provided, however, that, if the services of a Portfolio Manager are no longer available to the Sub-SubAdviser due to circumstances beyond the reasonable control of the Sub-SubAdviser (e.g., voluntary resignation, death or disability), the Sub-SubAdviser may designate an interim Portfolio Manager who (A) shall be reasonably acceptable to the Adviser or SubAdviser and (B) shall function for a reasonable period of time until the Sub-SubAdviser designates an acceptable permanent replacement; (vi) promptly notify the SubAdviser of any anticipated changes in the Portfolio Manager, portfolio management, any anticipated changes in the ownership or management of the Sub-SubAdviser, or of material changes in the control of the Sub-SubAdviser, or any other material matter that may require disclosure to the Trustees, shareholders of the Fund or dealers.

The Sub-SubAdviser will also provide the SubAdviser with notice and analysis of events that may affect or relate to the valuation of the Fund's portfolio securities.

(h)           Custody Arrangements.  The Sub-SubAdviser shall on each business day provide the SubAdviser, the Fund and the Fund's custodian such information as the SubAdviser, the Fund and the Fund's custodian may reasonably request relating to all transactions and portfolio holdings of the Allocated Assets.

(i)           Historical Performance Information.  To the extent agreed upon by the parties, the Sub-SubAdviser will provide the Fund and the SubAdviser with historical performance information with respect to Sub-SubAdviser's similarly managed investment companies or other accounts, to be included in the Prospectus or for any other uses permitted by applicable law and to the extent available.

3.           Independent Contractor.  In the performance of its duties hereunder, the Sub-SubAdviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Adviser or the SubAdviser in any way or otherwise be deemed an agent of the Fund, Adviser or the SubAdviser.

4.           Expenses.  During the term of this Agreement, Sub-SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.  The Sub-SubAdviser shall, at its sole expense, employ or associate itself with such persons or firms as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement.  Except as otherwise provided in this Agreement or by law, the Sub-SubAdviser shall not be responsible for the Fund's, Adviser's or SubAdviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-SubAdviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the "SEC"); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Allocated Asset's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.   The Fund or the SubAdviser, as the case may be, shall reimburse the Sub-SubAdviser for any expenses of the Fund or the SubAdviser as may be reasonably incurred as specifically provided for in this Agreement or as specifically agreed to beforehand by SubAdviser. The Sub-SubAdviser shall keep and supply to the Fund and the SubAdviser reasonable records of all such expenses.

5.           Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, the Sub-SubAdviser will be entitled to the fee as described on Exhibit A.  Such fee will be computed daily and payable no later than the tenth (10th) business day following the end of each month, from the SubAdviser, calculated as described in Exhibit A.

         The method of determining net assets of the Allocated Assets for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares as described in the Fund's Prospectus.  If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

         The Sub-SubAdviser agrees that during any period in which the Sub-SubAdviser serves as a subadviser to any other registered investment company and provides the same or substantially similar services to such investment company at a lower fee rate, the Sub-SubAdviser shall charge the SubAdviser and the Fund no more than the lowest fee rate then in effect unless otherwise specifically agreed by the SubAdviser and Sub-SubAdviser in writing.

         In the event that the investment advisory fee rate paid to the SubAdviser by the Adviser is reduced, the compensation paid to the Sub-SubAdviser hereunder shall be reduced by the same percentage.

6.           Representations and Warranties of Sub-SubAdviser.  The Sub-SubAdviser represents and warrants to the SubAdviser and the Fund as follows:

(a)           The Sub-SubAdviser is registered as an investment adviser under the Advisers Act;

(b)           The Sub-SubAdviser is a limited liability company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)           The execution, delivery and performance by the Sub-SubAdviser of this Agreement are within the Sub-SubAdviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-SubAdviser for the execution, delivery and performance by the Sub-SubAdviser of this Agreement, and the execution, delivery and performance by the Sub-SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-SubAdviser; and

(d)           The Form ADV of the Sub-SubAdviser previously provided to the SubAdviser and all amendments to the Sub-SubAdviser's Form ADV to be provided to SubAdviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7.           Representations and Warranties of SubAdviser.  The SubAdviser represents and warrants to the Sub-SubAdviser as follows:

(a)           The SubAdviser is registered as an investment adviser under the Advisers Act;

(b)           The SubAdviser is registered under the CEA as a Commodity Pool Operator and Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption;

(c)           The SubAdviser is a corporation duly organized and validly existing under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

(e)           The SubAdviser acknowledges that it received a copy of the Sub-SubAdviser's Form ADV prior to the execution of this Agreement; and

(f)           The SubAdviser and the Adviser have duly entered into the SubAdvisory Agreement pursuant to which the Adviser authorized the SubAdviser to enter into this Agreement; and

8.           Delivery of Documents to the Adviser.  The Sub-SubAdviser has furnished the SubAdviser with true, accurate and complete copies of the following:

(a)           The Sub-SubAdviser's Form ADV as filed with the Commission, as of the date hereof;

(b)           Separate lists of persons who the Sub-SubAdviser wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

(c)	The Code of Ethics of the Sub-SubAdviser, as in effect on the date hereof.

         The Sub-SubAdviser will furnish the SubAdviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing.

9.           Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Sub-SubAdviser and the SubAdviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement.  The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the Sub-SubAdviser shall promptly update all information and documents which the Sub-SubAdviser is required to provide to the SubAdviser hereunder.

10.           Liability and Indemnification.

(a)           Liability. The Sub-SubAdviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-SubAdviser or a reckless disregard of its duties hereunder, the Sub-SubAdviser, each of its affiliates and all respective partners, officers, Trustees and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Sub-SubAdviser ("Controlling Persons") shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the SubAdviser, the Fund or any of the Fund's shareholders, in connection with the matters to which this Agreement relates.  Except as set forth in (c) below, the absence of willful misfeasance, bad faith or gross negligence on the part of the SubAdviser or a reckless disregard of its duties hereunder, the SubAdviser, any of its Affiliates and each of the SubAdviser's Controlling Persons, if any, shall not be subject to any liability to the Sub-SubAdviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Allocated Assets; provided, however, that nothing herein shall relieve the SubAdviser and the Sub-SubAdviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)  The Sub-SubAdviser agrees to indemnify and hold harmless the SubAdviser, its Affiliates and Controlling Persons and their respective officers, Trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the SubAdviser or such Affiliates or Controlling Persons of the SubAdviser or their respective officers, Trustees and employees may become subject under the 1940 Act, the Securities Act of 1933 (the "1933 Act"), the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Sub-SubAdviser's responsibilities hereunder (1) to the extent of and as result of the willful misfeasance, bad faith, or gross negligence by the Sub-SubAdviser, any of the Sub-SubAdviser's employees or representatives or any other affiliate of or any person acting on behalf of the Sub-SubAdviser, or (2) as a result of any untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration statement necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-SubAdviser to the Fund or written information furnished by the SubAdviser to the Sub-SubAdviser for review and such information is approved or deemed approved by the Sub-SubAdviser; provided, however, that in no case is the Sub-SubAdviser's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)  The SubAdviser agrees to indemnify and hold harmless the Sub-SubAdviser, its Affiliates and each Controlling Person of the Sub-SubAdviser, if any, and their respective officers, Trustees and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the Sub-SubAdviser or such Affiliates or Controlling Person of the Sub-SubAdviser or their respective officers, Trustees and employees may become subject under the Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, arising out of the SubAdviser's responsibilities as investment manager of the Allocated Assets or the SubAdviser's obligations hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, or gross negligence by the SubAdviser, any of the SubAdviser's employees or representatives or any affiliate of or any person acting on behalf of the SubAdviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such registration statement necessary to make the statements therein not misleading; provided, however, that in no case shall the SubAdviser's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

11.           Duration and Termination.

(a)           Duration.  Unless sooner terminated, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)      By vote of a majority of the Fund's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the SubAdviser, in each case, upon at least 60 days' written notice to the Sub-SubAdviser;

(ii)  By the non-defaulting party immediately upon receipt of written notice from the non-defaulting party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

(iii)  By the Sub-SubAdviser upon at least 60 days' written notice to the SubAdviser and the Fund.  If Sub-SubAdviser terminates this Agreement pursuant to this sub-paragraph (iii), Sub-SubAdviser is hereby prohibited from using any performance information with respect to the Fund and the Allocated Assets for any purpose for a period of one (1) year from the effective date of termination under this sub-paragraph (iii). This restriction shall not apply to any mutual fund that Sub-SubAdviser managed prior to the date of this Agreement.

The notice provided for in (i) and (iii) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.  In the event of an assignment that occurs solely due to the change of control of the Sub-SubAdviser, any necessary approvals will be obtained at the sole expense of the Sub-SubAdviser.

(c)  Transactions in Progress Upon Termination.  The SubAdviser and Sub-SubAdviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Sub-SubAdviser in accordance with the terms of such transactions, and to this end the Sub-SubAdviser shall provide the SubAdviser with all necessary information and documentation to secure the implementation thereof.

12.           Duties of the SubAdviser.  The SubAdviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the SubAdvisory Agreement and shall oversee and review the Sub-SubAdviser's performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate the SubAdviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

13.	Reference to SubAdviser and Sub-SubAdviser.

(a)           Neither the SubAdviser nor any Affiliate or agent of it shall make reference to or use the name of Sub-SubAdviser or any of its Affiliates, or any of their clients, except as provided herein and except for references concerning the identity of and services provided by the Sub-SubAdviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Sub-SubAdviser, which approval shall not be unreasonably withheld or delayed.  The SubAdviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

(b)           Neither the Sub-SubAdviser nor any Affiliate or agent of it shall make reference to or use the name of the Fund, the Adviser, the SubAdviser or any of their respective Affiliates, or any of their clients, except references concerning the identity of the Fund or the SubAdviser, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Sub-SubAdviser, which approval shall not be unreasonably withheld or delayed.  The Sub-SubAdviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

14.           Amendment.  This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Fund who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.           Confidentiality.  Subject to the duties of the Sub-SubAdviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Sub-SubAdviser shall treat as confidential all information pertaining to the Fund and the actions of the Sub-SubAdviser, the SubAdviser, the Adviser and the Fund in respect thereof.

16.           Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(b)	If to the Sub-SubAdviser:

Cornerstone Real Estate Advisers LLC
One Financial Plaza, Ste. 1700
Hartford, CT 06103-2604
Attention: General Counsel
Facsimile:  (860) 509-2224

(b)           If to the SubAdviser:

OppenheimerFunds, Inc.
225 Liberty Street, 11th Floor
New York, NY  10281-1008
Attention: Chief Legal Officer
Facsimile:  (212) 323-4070

Such notice shall be deemed effective when provided in accordance with this section 16.

17.           Jurisdiction.  This Agreement shall be governed by and construed consistent with the Advisory and SubAdvisory Agreements and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19.           Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.           Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.           Survival.  The provisions of Sections 2(f), 9, 10, 11(c), 13, 15 and 16 will survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SUBADVISER
OppenheimerFunds, Inc.

By:_/s/ Arthur S. Gabinet________________
Name:  Arthur S. Gabinet
Title:            Chief Legal Officer

SUB-SUBADVISER
Cornerstone Real Estate Advisers LLC

By:_/s/ William E. Bartol________________
Name:           William E. Bartol
Title:           Chief Risk & Compliance Officer

EXHIBIT A TO
SUBADVISORY AGREEMENT

Sub-SubAdvisory Fee

The SubAdviser will pay the Sub-SubAdviser a fee equal to 50% of the investment management fee collected by the Adviser from the Fund, with respect to and based on the portion of the average daily net assets of the Fund comprising the Allocated Assets, which shall be calculated after any investment management fee waivers (i) required by the Fund's Board of Trustees or (ii) voluntarily agreed to by the Adviser with the Sub-SubAdviser's concurrence.  Notwithstanding the foregoing, if the Adviser, without demand from the Fund's Board of Trustees, agrees, without the Sub-SubAdviser's concurrence, to voluntarily waive a portion of the investment management fee the Fund is required to pay to the Adviser, the Sub-SubAdviser's fee hereunder shall be based upon the investment management fee the Fund would have paid but for any such waiver agreed to by the Adviser in its sole discretion.

SUB-SUBADVISORY AGREEMENT

THIS AGREEMENT is made and entered into on this 19th day of May 2015 among OppenheimerFunds, Inc., a Colorado corporation (the "SubAdviser"), and OFI SteelPath, Inc., a Delaware corporation (the "Sub-SubAdviser")
W I T N E S S E T H:

WHEREAS, OPPENHEIMER GLOBAL MULTI-ASSET GROWTH FUND (the "Fund") is registered with the U.S. Securities and Exchange Commission (the "SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

WHEREAS, the Fund has appointed OFI Global Asset Management, Inc. (the "Adviser") as the investment adviser for the Fund pursuant to the terms of an Investment Advisory Agreement (the "Advisory Agreement");

WHEREAS, the Adviser, SubAdviser and Sub-SubAdviser are registered investment advisers under the Investment Advisers Act of 1940, as amended (the "Advisers Act") and are engaged in the business of rendering investment advice;

WHEREAS, the SubAdviser has, pursuant to a Subadvisory Agreement with the Adviser dated as of May 19, 2015 (the "SubAdvisory Agreement") been retained to act as investment adviser for the Fund;

WHEREAS, the SubAdvisory Agreement permits the SubAdviser, at its option, subject to approval by the Fund's Board of Trustees and, to the extent necessary, shareholders of the Fund, to delegate certain of its duties under the SubAdvisory Agreement to other investment advisers, subject to the requirements of the 1940 Act;

WHEREAS, the SubAdviser desires to retain Sub-SubAdviser to assist it in the provision of a continuous investment program for that portion, or all, of the Fund's assets that the SubAdviser and or the Adviser shall allocate to the Sub-SubAdviser from time to time, and Sub-SubAdviser is willing to render such services subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, the parties do mutually agree and promise as follows:

1.           Appointment as Sub-SubAdviser.  The SubAdviser hereby retains the Sub-SubAdviser to act as Sub-SubAdviser for and manage that portion, or all, of the Fund's assets that the SubAdviser and or the Adviser shall allocate to the Sub-SubAdviser from time to time (the "Allocated Assets") and to provide investment advice to the Fund with the respect to the Allocated Assets as hereinafter set forth, subject to the supervision of the Adviser, SubAdviser and the Board of Trustees of the Fund and subject to the terms of this Agreement; and the Sub-SubAdviser hereby accepts such employment.

2.           Duties of Sub-SubAdviser.

(a)           Investments.  The Sub-SubAdviser is hereby authorized and directed and hereby agrees, subject to the stated investment policies and restrictions of the Fund as set forth in the Fund's prospectus and Statement of Additional Information as currently in effect and as supplemented or amended from time to time (collectively referred to hereinafter as the "Prospectus") and subject to the directions of the SubAdviser, the Adviser and the Fund's Board of Trustees, to (i) regularly provide investment advice and recommendations to the Fund with respect to the Allocated Assets, investment policies and the purchase and sale of securities and other investments; (ii) supervise and monitor the investment program of the Allocated Assets and the composition of its portfolio to determine what securities and other investments shall be purchased or sold by the Fund; and (iii) arrange, subject to the provisions of paragraph (d) below, for the purchase of securities and other investments for the Alloocated Assets and the sale of securities and other investments held in the portfolio of the Allocated Assets.  The SubAdviser agrees to provide the Sub-SubAdviser with such assistance as may be reasonably requested by the Sub-SubAdviser in connection with its activities under this Agreement, including, without limitation, information concerning the Fund, its funds available, or to become available, for investment and generally as to the conditions of the Fund or the Fund's affairs.

(b)           Compliance with Applicable Laws and Governing Documents.  In the performance of its duties and obligations under this Agreement or otherwise, the Sub-SubAdviser shall act in conformity with the Fund's Declaration of Trust, By-Laws, procedures and policies adopted by the Board of the Fund and/or by the Adviser and/or SubAdviser and the Prospectus and with the instructions and directions received in writing from the Adviser, SubAdviser or the Trustees of the Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, as amended (the "Code"), and all other applicable federal and state laws and regulations necessary to allow the Fund to qualify as a "regulated investment company" as defined in Subchapter M of the Code (which currently requires that, at the close of each quarter of the taxable year, (A) at least 50 percent of the value of the Fund's total assets is represented by (i) cash and cash items [including receivables], government securities and securities of other regulated investment companies, and (ii) other securities for purposes of this calculation limited in respect of any one issuer to an amount not greater in value than 5 percent of the value of the total assets of the Fund and to not more than 10 percent of the outstanding voting securities of such issuer, and (B) not more than 25 percent of the value of its total assets is invested in the securities other than government securities or the securities of other regulated investment companies of any one issuer).  Notwithstanding the foregoing, the Adviser shall, subject to the Sub-SubAdviser's compliance with its obligations with respect to the Allocated Assets, remain responsible for the Fund's overall compliance with the 1940 Act, the Code and all other applicable federal and state laws and regulations.  The Adviser and/or SubAdviser will provide the Sub-SubAdviser with a copy of those portions of the minutes of the meetings of the Board of Trustees of the Fund to the extent they may materially affect the duties of the Sub-SubAdviser, and with the copies of any financial statements or reports made by the Fund to its shareholders, and any further materials or information which the Sub-SubAdviser may reasonably request to enable it to perform its functions under this Agreement.

The Adviser and/or SubAdviser will provide the Sub-SubAdviser with advance notice of any change in the Fund's investment objectives, policies and restrictions as stated in the Prospectus or in any procedures and policies adopted by the Board of the Fund and/or the Adviser and/or SubAdviser, and the Sub-SubAdviser shall, in the performance of its duties and obligations under this Agreement, manage the Allocated Assets  in compliance with such changes, provided the Sub-SubAdviser has received prompt notice of the effectiveness of such changes from the Fund or the Adviser and/or SubAdviser.  In addition to such notice, the SubAdviser shall provide to the Sub-SubAdviser a copy of a modified Prospectus reflecting such changes.  The SubAdviser acknowledges and agrees that, provided that the Sub-SubAdviser has provided the SubAdviser with complete, accurate and timely information regarding the Sub-SubAdviser's activities relating to the Fund, the Prospectus will at all times be in compliance with all disclosure requirements under all applicable federal and state laws and regulations relating to the Fund, including, without limitation, the 1940 Act, and the rules and regulations thereunder, and that the Sub-SubAdviser shall have no liability in connection therewith, except as to the accuracy of material information furnished in writing by the Sub-SubAdviser to the Fund or to the SubAdviser specifically for inclusion in the Prospectus, or information which was provided to the Sub-SubAdviser to review and which Sub-SubAdviser approved as to the accuracy of such information or if the Sub-SubAdviser does not promptly respond will be deemed to have approved the accuracy of such information as described below.  The Sub-SubAdviser hereby agrees to provide to the SubAdviser in a timely manner such information relating to the Sub-SubAdviser and its relationship to, and actions for, the Fund as may be required to be contained in the Prospectus or in the Fund's registration statement on Form N-1A.  The Sub-SubAdviser shall have seven (7) business days to review all disclosure about the Fund and the Sub-SubAdviser contained in the Fund's Prospectus and Statement of Additional Information and certain advertisements for accuracy and shall approve or disapprove of such disclosure within seven (7) business days of receiving such disclosure.  After the expiration of seven (7) business days, the SubAdviser shall provide the Sub-SubAdviser an additional five (5) business days to respond, such additional five (5) business days to commence upon written notice from the SubAdviser.  The Sub-SubAdviser's failure to respond within such time shall be deemed to constitute Sub-SubAdviser's approval of such disclosure.

(c)           Voting of Proxies.  Absent specific written instructions to the contrary provided to the Sub-SubAdviser by the SubAdviser, the Sub-SubAdviser shall vote, either in person or by proxy, all securities in which the Allocated Assets may be invested from time to time in accordance with the Fund's proxy voting procedures.

(d)           Brokerage.  The Sub-SubAdviser is authorized, subject to the supervision of the Adviser, SubAdviser and the Fund's Board of Trustees, to establish and maintain accounts on behalf of the Fund with, and place orders for the purchase and sale of the Allocated Asset's portfolio securities with or through, such persons, brokers (including, to the extent permitted by applicable law and by the Fund, the Adviser or the SubAdviser, any broker affiliated with the Sub-SubAdviser) or dealers ("brokers") as Sub-SubAdviser may elect and negotiate commissions to be paid on such transactions.

Upon obtaining consent of the Adviser, SubAdviser or the Fund's Board of Trustees, the Sub-SubAdviser may effect the purchase and sale of securities in private transactions on such terms and conditions as shall be approved by the Adviser or SubAdviser.

The Sub-SubAdviser shall place orders for the purchase and sale of portfolio investments for the Fund's account with brokers or dealers selected by the Sub-SubAdviser.  In the selection of such brokers or dealers and the placing of such orders, the Sub-SubAdviser shall seek to obtain for the Fund the most favorable price and execution available, except to the extent it may be permitted to pay higher brokerage commissions for brokerage and research services, as provided below.  In using its reasonable efforts to obtain for the Fund the most favorable price and execution available, the Sub-SubAdviser, bearing in mind the best interests of the Fund at all times, shall consider all factors it deems relevant, including price, the size of the transaction, the breadth and nature of the market for the security, the difficulty of the execution, the amount of the commission, if any, the timing of the transaction, market prices and trends, the reputation, experience and financial stability of the broker or dealer involved, and the quality of service rendered by the broker or dealer in other transactions.  Subject to such policies as the Trustees may determine, or as may be mutually agreed to by the SubAdviser and the Sub-SubAdviser, the Sub-SubAdviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker that provides brokerage and research services (within the meaning of Section 28(e) of the Securities Exchange Act of 1934) to the Sub-SubAdviser an amount of commission for effecting the Allocated Asset's investment transaction that is in excess of the amount of commission that another broker would have charged for effecting that transaction if, but only if, the Sub-SubAdviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibility of the Sub-SubAdviser with respect to the accounts as to which it exercises investment discretion.  It is recognized that the services provided by such brokers may be useful to the Sub-SubAdviser in connection with the Sub-SubAdviser's services to other clients.

On occasions when the Sub-SubAdviser deems the purchase or sale of a security to be in the best interests of the Fund with respect to the Allocated Assets as well as other clients of the Sub-SubAdviser, the Sub-SubAdviser, to the extent permitted by applicable laws and regulations and subject to the allocation procedures approved by the Fund's Board or Adviser, may, but shall be under no obligation to, aggregate the securities to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution.  In such event, allocation of securities so sold or purchased, as well as the expenses incurred in the transaction, will be made by the Sub-SubAdviser in accordance with the procedures approved by the Trustees, the Adviser or the SubAdviser, which currently require unfulfilled allocations to be filled first followed by pro-rata allocations based on the size of the client's portfolio.

(e)           Securities Transactions.  The Sub-SubAdviser and any affiliated person of the Sub-SubAdviser will not purchase securities or other instruments from or sell securities or other instruments to the Fund; provided, however, the Sub-SubAdviser or any affiliated person of the Sub-SubAdviser may purchase securities or other instruments from or sell securities or other instruments to the Fund if such transaction is permissible under applicable laws and regulations, including, without limitation, the 1940 Act and the Advisers Act and the rules and regulations promulgated thereunder and is permitted by the procedures adopted by the Fund.

The Sub-SubAdviser, including its Access Persons (as defined in subsection (e) of Rule 17j-1 under the 1940 Act), agrees to observe and comply with Rule 17j-1 and the Sub-SubAdviser's and the Fund's Code of Ethics (which shall comply in all material respects with Rule 17j-1), as the same may be amended from time to time.  On at least a quarterly basis, the Sub-SubAdviser will comply with the reporting requirements of Rule 17j-1, which may include either (i) certifying to the SubAdviser that the Sub-SubAdviser and its Access Persons have complied with the Sub-SubAdviser's and the Fund's Code of Ethics with respect to the Allocated Assets or (ii) identifying any violations which have occurred with respect to the Allocated Assets.

(f)           Books and Records.  The Sub-SubAdviser shall maintain separate detailed records of all matters pertaining to the Allocated Assets (the "Fund's Records"), including, without limitation, brokerage and other records of all securities transactions. The Sub-SubAdviser acknowledges that the Fund's Records are property of the Fund. The Fund's Records shall be available to the Fund, the Adviser, or the SubAdviser and their respective agents at any time upon reasonable request during normal business hours and shall be available for telecopying without delay to each during any day that the Fund is open for business.

(g)           Information Concerning the Allocated Assets and Sub-SubAdviser.  From time to time as the Adviser, SubAdviser or the Fund may request, the Sub-SubAdviser will furnish the requesting party information and reports on portfolio transactions and reports on the Allocated Assets held in the portfolio, all in such detail, form and frequency as the Adviser, SubAdviser or the Fund may reasonably request.

The Sub-SubAdviser will (i) make appropriate persons, including the Fund's portfolio manager(s), available for the purpose of reviewing with representatives of the Adviser, SubAdviser and/or the Fund's Board of Trustees on a regular basis the management of the Allocated Assets, including, without limitation, review of the general investment strategy of the Fund, economic considerations and general conditions affecting the marketplace; (ii) on a continuing basis, (A) provide the distributor of the Fund (the "Distributor") with assistance in the distribution and marketing of the Fund in such amount and form as the Fund's distributor may reasonably request from time to time, and (B) upon reasonable notice from the Fund's distributor, use reasonable efforts to cause the portfolio manager or other person who manages or is responsible for overseeing the management of the Allocated Assets (the "Portfolio Manager") to provide marketing and distribution assistance to the Distributor, including, without limitation, conference calls, meetings and road trips, provided that each portfolio manager shall not be required to devote more than 10% of his or her time to such marketing and distribution activity (in this regard, the SubAdviser undertakes to reimburse the Sub-SubAdviser for its reasonable out-of-pocket expenses, provided that, such expenses are related to a request for marketing or distribution assistance by a duly authorized employee of the Adviser or SubAdviser); (iii) use reasonable efforts (A) to retain the services of the Portfolio Manager who manages the Allocated Assets, from time to time or (B) to promptly obtain the services of a Portfolio Manager acceptable to the Adviser or SubAdviser if the services of the Portfolio Manager are no longer available to the Sub-SubAdviser; (iv) from time to time, assure that each Portfolio Manager is acceptable to the Adviser or SubAdviser; (v) obtain the written approval of the Adviser or SubAdviser prior to designating a new Portfolio Manager; provided, however, that, if the services of a Portfolio Manager are no longer available to the Sub-SubAdviser due to circumstances beyond the reasonable control of the Sub-SubAdviser (e.g., voluntary resignation, death or disability), the Sub-SubAdviser may designate an interim Portfolio Manager who (A) shall be reasonably acceptable to the Adviser or SubAdviser and (B) shall function for a reasonable period of time until the Sub-SubAdviser designates an acceptable permanent replacement; (vi) promptly notify the SubAdviser of any anticipated changes in the Portfolio Manager, portfolio management, any anticipated changes in the ownership or management of the Sub-SubAdviser, or of material changes in the control of the Sub-SubAdviser, or any other material matter that may require disclosure to the Trustees, shareholders of the Fund or dealers.

The Sub-SubAdviser will also provide the SubAdviser with notice and analysis of events that may affect or relate to the valuation of the Fund's portfolio securities.

(h)           Custody Arrangements.  The Sub-SubAdviser shall on each business day provide the SubAdviser, the Fund and the Fund's custodian such information as the SubAdviser, the Fund and the Fund's custodian may reasonably request relating to all transactions and portfolio holdings of the Allocated Assets.

(i)           Historical Performance Information.  To the extent agreed upon by the parties, the Sub-SubAdviser will provide the Fund and the SubAdviser with historical performance information with respect to Sub-SubAdviser's similarly managed investment companies or other accounts, to be included in the Prospectus or for any other uses permitted by applicable law and to the extent available.

3.           Independent Contractor.  In the performance of its duties hereunder, the Sub-SubAdviser is and shall be an independent contractor and unless otherwise expressly provided herein or otherwise authorized in writing, shall have no authority to act for or represent the Fund, the Adviser or the SubAdviser in any way or otherwise be deemed an agent of the Fund, Adviser or the SubAdviser.

4.           Expenses.  During the term of this Agreement, Sub-SubAdviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions and other transaction charges, if any) purchased or sold for the Fund.  The Sub-SubAdviser shall, at its sole expense, employ or associate itself with such persons or firms as it believes to be particularly fitted to assist it in the execution of its duties under this Agreement.  Except as otherwise provided in this Agreement or by law, the Sub-SubAdviser shall not be responsible for the Fund's, Adviser's or SubAdviser's expenses, which shall include, but not be limited to, organizational and offering expenses (which include out-of-pocket expenses, but not overhead or employee costs of the Sub-SubAdviser); expenses for legal, accounting and auditing services; taxes and governmental fees; dues and expenses incurred in connection with membership in investment company organizations; costs of printing and distributing shareholder reports, proxy materials, prospectuses, stock certificates and distribution of dividends; charges of the Fund's custodians and sub-custodians, administrators and sub-administrators, registrars, transfer agents, dividend disbursing agents and dividend reinvestment plan agents; payment for portfolio pricing services to a pricing agent, if any; registration and filing fees of the Securities and Exchange Commission (the "SEC"); expenses of registering or qualifying securities of the Fund for sale in the various states; freight and other charges in connection with the shipment of the Allocated Asset's portfolio securities; fees and expenses of non-interested Trustees; salaries of shareholder relations personnel; costs of shareholders meetings; insurance; interest; brokerage costs; and litigation and other extraordinary or non-recurring expenses.   The Fund or the SubAdviser, as the case may be, shall reimburse the Sub-SubAdviser for any expenses of the Fund or the SubAdviser as may be reasonably incurred as specifically provided for in this Agreement or as specifically agreed to beforehand by SubAdviser. The Sub-SubAdviser shall keep and supply to the Fund and the SubAdviser reasonable records of all such expenses.

5.           Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, the Sub-SubAdviser will be entitled to the fee as described on Exhibit A.  Such fee will be computed daily and payable no later than the tenth (10th) business day following the end of each month, from the SubAdviser, calculated as described in Exhibit A.

The method of determining net assets of the Allocated Assets for purposes hereof shall be the same as the method of determining net assets for purposes of establishing the offering and redemption price of the shares as described in the Fund's Prospectus.  If this Agreement shall be effective for only a portion of a month, the aforesaid fee shall be prorated for the portion of such month during which this Agreement is in effect.

The Sub-SubAdviser agrees that during any period in which the Sub-SubAdviser serves as a subadviser to any other registered investment company and provides the same or substantially similar services to such investment company at a lower fee rate, the Sub-SubAdviser shall charge the SubAdviser and the Fund no more than the lowest fee rate then in effect unless otherwise specifically agreed by the SubAdviser and Sub-SubAdviser in writing.

In the event that the investment advisory fee rate paid to the SubAdviser by the Adviser is reduced, the compensation paid to the Sub-SubAdviser hereunder shall be reduced by the same percentage.

6.           Representations and Warranties of Sub-SubAdviser.  The Sub-SubAdviser represents and warrants to the SubAdviser and the Fund as follows:

(a)           The Sub-SubAdviser is registered as an investment adviser under the Advisers Act;

(b)           The Sub-SubAdviser is a company duly organized and properly registered and operating under the laws of the State of Delaware with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(c)           The execution, delivery and performance by the Sub-SubAdviser of this Agreement are within the Sub-SubAdviser's powers and have been duly authorized by all necessary action and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the Sub-SubAdviser for the execution, delivery and performance by the Sub-SubAdviser of this Agreement, and the execution, delivery and performance by the Sub-SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the Sub-SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the Sub-SubAdviser; and

(d)           The Form ADV of the Sub-SubAdviser previously provided to the SubAdviser and all amendments to the Sub-SubAdviser's Form ADV to be provided to SubAdviser is or will be a true and complete copy of the form as currently filed or as then filed with the SEC and the information contained therein is accurate and complete in all material respects and does not omit to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

7.           Representations and Warranties of SubAdviser.  The SubAdviser represents and warrants to the Sub-SubAdviser as follows:

(a)           The SubAdviser is registered as an investment adviser under the Advisers Act;

(b)           The SubAdviser is registered under the CEA as a Commodity Pool Operator and Commodity Trading Adviser with the CFTC and the NFA, or it is not required to register pursuant to an applicable exemption;

(c)           The SubAdviser is a corporation duly organized and validly existing under the laws of the State of Colorado with the power to own and possess its assets, perform its obligations under this Agreement, and to carry on its business as it is now being, and to be, conducted;

(d)           The execution, delivery and performance by the SubAdviser of this Agreement are within the SubAdviser's powers and have been duly authorized by all necessary action, and no action by or in respect of, or filing with, any governmental body, agency or official is required on the part of the SubAdviser for the execution, delivery and performance by the SubAdviser of this Agreement, and the execution, delivery and performance by the SubAdviser of this Agreement do not contravene or constitute a default under (i) any provision of applicable law, rule or regulation, (ii) the SubAdviser's governing instruments, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon the SubAdviser;

(e)           The SubAdviser acknowledges that it received a copy of the Sub-SubAdviser's Form ADV prior to the execution of this Agreement; and

(f)           The SubAdviser and the Adviser have duly entered into the SubAdvisory Agreement pursuant to which the Adviser authorized the SubAdviser to enter into this Agreement; and

8.           Delivery of Documents to the Adviser.  The Sub-SubAdviser has furnished the SubAdviser with true, accurate and complete copies of the following:

(a)           The Sub-SubAdviser's Form ADV as filed with the Commission, as of the date hereof;

(b)           Separate lists of persons who the Sub-SubAdviser wishes to have authorized to give written and oral instructions to custodian(s) of the Fund; and

(c)           The Code of Ethics of the Sub-SubAdviser, as in effect on the date hereof.

The Sub-SubAdviser will furnish the SubAdviser from time to time with copies, properly certified or otherwise authenticated, of all amendments of or supplements to the foregoing.

9.           Survival of Representations and Warranties; Duty to Update Information.  All representations and warranties made by the Sub-SubAdviser and the SubAdviser pursuant to Sections 6 and 7, respectively, shall survive the termination of this Agreement.  The parties hereto shall promptly notify each other in writing upon becoming aware that any of the foregoing representations and warranties are no longer true and the Sub-SubAdviser shall promptly update all information and documents which the Sub-SubAdviser is required to provide to the SubAdviser hereunder.

10.           Liability and Indemnification.

(a)           Liability. The Sub-SubAdviser shall exercise its best judgment in rendering the services in accordance with the terms of this Agreement.  In the absence of willful misfeasance, bad faith or gross negligence on the part of the Sub-SubAdviser or a reckless disregard of its duties hereunder, the Sub-SubAdviser, each of its affiliates and all respective partners, officers, Trustees and employees ("Affiliates") and each person, if any, who within the meaning of the Securities Act controls the Sub-SubAdviser ("Controlling Persons") shall not be liable for any error of judgment or mistake of law and shall not be subject to any expenses or liability to the Adviser, the SubAdviser, the Fund or any of the Fund's shareholders, in connection with the matters to which this Agreement relates.  Except as set forth in (c) below, the absence of willful misfeasance, bad faith or gross negligence on the part of the SubAdviser or a reckless disregard of its duties hereunder, the SubAdviser, any of its Affiliates and each of the SubAdviser's Controlling Persons, if any, shall not be subject to any liability to the Sub-SubAdviser, for any act or omission in the case of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of Allocated Assets; provided, however, that nothing herein shall relieve the SubAdviser and the Sub-SubAdviser from any of their obligations under applicable law, including, without limitation, federal and state securities or commodities laws.

(b)  The Sub-SubAdviser agrees to indemnify and hold harmless the SubAdviser, its Affiliates and Controlling Persons and their respective officers, Trustees and employees, against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the SubAdviser or such Affiliates or Controlling Persons of the SubAdviser or their respective officers, Trustees and employees may become subject under the 1940 Act, the Securities Act of 1933 (the "1933 Act"), the Advisers Act, the CEA or any other statute, law, rule or regulation, arising directly out of the Sub-SubAdviser's responsibilities hereunder (1) to the extent of and as result of the willful misfeasance, bad faith, or gross negligence by the Sub-SubAdviser, any of the Sub-SubAdviser's employees or representatives or any other affiliate of or any person acting on behalf of the Sub-SubAdviser, or (2) as a result of any untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of a material fact required to be stated in such registration statement necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon and in conformity with written information furnished by the Sub-SubAdviser to the Fund or written information furnished by the SubAdviser to the Sub-SubAdviser for review and such information is approved or deemed approved by the Sub-SubAdviser; provided, however, that in no case is the Sub-SubAdviser's indemnity hereunder deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

(c)  The SubAdviser agrees to indemnify and hold harmless the Sub-SubAdviser, its Affiliates and each Controlling Person of the Sub-SubAdviser, if any, and their respective officers, Trustees and employees against any and all losses, claims, damages, liabilities or litigation (including reasonable attorneys' fees), to which the Sub-SubAdviser or such Affiliates or Controlling Person of the Sub-SubAdviser or their respective officers, Trustees and employees may become subject under the Act, the 1933 Act, the Advisers Act, or any other statute, law, rule or regulation, arising out of the SubAdviser's responsibilities as investment manager of the Allocated Assets or the SubAdviser's obligations hereunder (1) to the extent of and as a result of the willful misfeasance, bad faith, or gross negligence by the SubAdviser, any of the SubAdviser's employees or representatives or any affiliate of or any person acting on behalf of the SubAdviser, or (2) as a result of any untrue statement or alleged untrue statement of a material fact contained in the Fund's registration statement, including any amendment thereof or any supplement thereto, or the omission of or alleged omission to state a material fact in such registration statement necessary to make the statements therein not misleading; provided, however, that in no case shall the SubAdviser's indemnity hereunder be deemed to protect a person against any liability to which any such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

11.           Duration and Termination.

(a)           Duration.  Unless sooner terminated, this Agreement shall remain in effect until two years from the date of execution hereof, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by the Fund's Board of Trustees or vote of the lesser of (a) 67% of the shares of the Fund represented at a meeting if holders of more than 50% of the outstanding shares of the Fund are present in person or by proxy or (b) more than 50% of the outstanding shares of the Fund; provided that in either event its continuance also is approved by a majority of the Fund's Trustees who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval.

(b)           Termination.  Notwithstanding whatever may be provided herein to the contrary, this Agreement may be terminated at any time, without payment of any penalty:

(i)      By vote of a majority of the Fund's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund, or by the SubAdviser, in each case, upon at least 60 days' written notice to the Sub-SubAdviser;

(ii)  By the non-defaulting party immediately upon receipt of written notice from the non-defaulting party to the defaulting party in the event of a breach of any provision of this Agreement by the defaulting party; or

(iii)  By the Sub-SubAdviser upon at least 60 days' written notice to the SubAdviser and the Fund.  If Sub-SubAdviser terminates this Agreement pursuant to this sub-paragraph (iii), Sub-SubAdviser is hereby prohibited from using any performance information with respect to the Fund and the Allocated Assets for any purpose for a period of one (1) year from the effective date of termination under this sub-paragraph (iii). This restriction shall not apply to any mutual fund that Sub-SubAdviser managed prior to the date of this Agreement.

The notice provided for in (i) and (iii) above may be waived by the party required to be notified.

This Agreement shall not be assigned (as such term is defined in the 1940 Act) and shall terminate automatically in the event of its assignment or upon the termination of the Advisory Agreement.  In the event of an assignment that occurs solely due to the change of control of the Sub-SubAdviser, any necessary approvals will be obtained at the sole expense of the Sub-SubAdviser.

(c)  Transactions in Progress Upon Termination.  The SubAdviser and Sub-SubAdviser will cooperate with each other to ensure that portfolio or other transactions in progress at the date of termination of this Agreement shall be completed by the Sub-SubAdviser in accordance with the terms of such transactions, and to this end the Sub-SubAdviser shall provide the SubAdviser with all necessary information and documentation to secure the implementation thereof.

12.           Duties of the SubAdviser.  The SubAdviser shall continue to have responsibility for all services to be provided to the Fund pursuant to the SubAdvisory Agreement and shall oversee and review the Sub-SubAdviser's performance of its duties under this Agreement.  Nothing contained in this Agreement shall obligate the SubAdviser to provide any funding or other support for the purpose of directly or indirectly promoting investments in the Fund.

14.	Reference to SubAdviser and Sub-SubAdviser.

(a)           Neither the SubAdviser nor any Affiliate or agent of it shall make reference to or use the name of Sub-SubAdviser or any of its Affiliates, or any of their clients, except as provided herein and except for references concerning the identity of and services provided by the Sub-SubAdviser to the Fund, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Sub-SubAdviser, which approval shall not be unreasonably withheld or delayed.  The SubAdviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

(b)           Neither the Sub-SubAdviser nor any Affiliate or agent of it shall make reference to or use the name of the Fund, the Adviser, the SubAdviser or any of their respective Affiliates, or any of their clients, except references concerning the identity of the Fund or the SubAdviser, which references shall not differ in substance from those included in the Prospectus and this Agreement, in any advertising or promotional materials without the prior approval of Sub-SubAdviser, which approval shall not be unreasonably withheld or delayed.  The Sub-SubAdviser hereby agrees to make all reasonable efforts to cause the Fund and any Affiliate thereof to satisfy the foregoing obligation.

14.           Amendment.  This Agreement may be amended only by mutual consent of the parties, provided that the terms of any material amendment shall be approved by: a) the Fund's Board of Trustees or by a vote of a majority of the outstanding voting securities of the Fund (as required by the 1940 Act) and b) the vote of a majority of those Trustees of the Fund who are not "interested persons" of any party to this Agreement cast in person at a meeting called for the purpose of voting on such approval, if such approval is required by applicable law.

15.           Confidentiality.  Subject to the duties of the Sub-SubAdviser to comply with applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the Sub-SubAdviser shall treat as confidential all information pertaining to the Fund and the actions of the Sub-SubAdviser, the SubAdviser, the Adviser and the Fund in respect thereof.

16.           Notice.  Any notice that is required to be given by the parties to each other under the terms of this Agreement shall be in writing, delivered, or mailed postpaid to the other parties, or transmitted by facsimile with acknowledgment of receipt, to the parties at the following addresses or facsimile numbers, which may from time to time be changed by the parties by notice to the other party:

(c)	If to the Sub-SubAdviser:

OFI SteelPath Inc.
2100 McKinney Avenue
Suite 1401
Dallas, Texas 75201
Attention: General Counsel
Facsimile:  (212) 323-4070

(b)           If to the SubAdviser:

OppenheimerFunds, Inc.
225 Liberty Street, 11th Floor
New York, NY  10281-1008
Attention: Chief Legal Officer
Facsimile:  (212) 323-4070

Such notice shall be deemed effective when provided in accordance with this section 16.

17.           Jurisdiction.  This Agreement shall be governed by and construed consistent with the Advisory and SubAdvisory Agreements and in accordance with substantive laws of the State of New York without reference to choice of law principles thereof and in accordance with the 1940 Act.  In the case of any conflict, the 1940 Act shall control.

18.           Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, all of which shall together constitute one and the same instrument.

19.           Certain Definitions.  For the purposes of this Agreement and except as otherwise provided herein, "interested person," "affiliated person," and "assignment" shall have their respective meanings as set forth in the 1940 Act, subject, however, to such exemptions as may be granted by the SEC.

20.           Captions.  The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

21.           Severability.  If any provision of this Agreement shall be held or made invalid by a court decision or applicable law, the remainder of the Agreement shall not be affected adversely and shall remain in full force and effect.

22.           Survival.  The provisions of Sections 2(f), 9, 10, 11(c), 13, 15 and 16 will survive termination of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

SUBADVISER
OppenheimerFunds, Inc.

By:_/s/ Arthur S. Gabinet_________________
Name:  Arthur S. Gabinet
Title:            Chief Legal Officer

SUB-SUBADVISER
OFI SteelPath, Inc.

By:_/s/ Arthur P. Steinmetz________________
Name:           Arthur P. Steinmetz
Title:           President  & Director

EXHIBIT A TO
SUBADVISORY AGREEMENT

Sub-SubAdvisory Fee

The SubAdviser will pay the Sub-SubAdviser a fee equal to 40% of the investment management fee collected by the Adviser from the Fund, with respect to and based on the portion of the average daily net assets of the Fund comprising the Allocated Assets, which shall be calculated after any investment management fee waivers (i) required by the Fund's Board of Trustees or (ii) voluntarily agreed to by the Adviser with the Sub-SubAdviser's concurrence.  Notwithstanding the foregoing, if the Adviser, without demand from the Fund's Board of Trustees, agrees, without the Sub-SubAdviser's concurrence, to voluntarily waive a portion of the investment management fee the Fund is required to pay to the Adviser, the Sub-SubAdviser's fee hereunder shall be based upon the investment management fee the Fund would have paid but for any such waiver agreed to by the Adviser in its sole discretion.